UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 26, 2019

T. Rowe Price Group, Inc.
(Exact name of registrant as specified in its charter)

Maryland	000-32191	52-2264646
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
100 East Pratt Street, Baltimore, Maryland 21202

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (410) 345-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 7 - REGULATION FD
Item 7.01. Regulation FD Disclosure.
As previously announced, T. Rowe Price Group, Inc. will host an Investor Day for analysts and investors on February 26, 2019, from 2 p.m. to 4 p.m. Eastern Standard Time during which senior executives will present an update on the firm's strategic initiatives and plans moving forward. A copy of the presentation materials to be distributed at the event and posted to the firm's investor relations website (troweprice.gcs-web.com/investor-relations) is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference. Investor day will also be simultaneously audio webcast on the firm's investor relationship website and a replay of the audio webcast will be available shortly after the conclusion of the event. It will be archived online for one year.

The information furnished under Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto shall not be deemed to be “filed” for the purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SECTION 9 - FINANCIAL STATEMENTS and EXHIBITS
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1 Investor Day materials presented by T. Rowe Price Group, Inc. on February 26, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
T. Rowe Price Group, Inc.
By: /s/ Céline S. Dufétel
Céline S. Dufétel
Vice President, Chief Financial Officer and Treasurer
Date: February 26, 2019